UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   June 21, 2007

COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

213 South Main Street Hector, MN		55342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (320) 848-6231

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sections 1-4, 6-8 are not applicable and therefore omitted

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable

(b)

Curtis A. Sampson, the Company’s Chief Executive Officer from its incorporation, retired as Chief Executive Officer on June 21, 2007. Mr. Curtis A Sampson will continue as a director of the Company and as Chairman of the Board. In addition, Wayne E. Sampson, brother of Curtis A. Sampson, retired as a director as of the close of business on June 21, 2007.

(c)

Jeffrey K. Berg was appointed by the Board of Directors as the Chief Executive Officer of the Company effective June 21, 2007. Mr. Berg has served the Company in various executive capacities since 1990 and since March 2002 has been the Company’s President and Chief Operating Officer.

(d)	Jeffrey K. Berg was appointed as a director of the Company to fill the position vacated by Wayne E. Sampson effective as of June 22, 2007.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following are filed as exhibits to this Current Report:

Exhibit No.	Description of Exhibit
99.1	Press Release issued June 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By	/s/ Paul N. Hanson
Paul N. Hanson Its: Chief Financial Officer

Dated:   June 22, 2007